UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         May 28, 2015 (May 22, 2015)

PACIFIC PREMIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 1200, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                                                            (949) 864-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Amendment and Restatement of 2012 Long-Term Incentive Plan

At the Annual Meeting of Stockholders (the “2015 Annual Meeting”) of Pacific Premier Bancorp, Inc. (the “Company”) held on May 26, 2015, the Company’s stockholders, upon recommendation of the Company’s Board of Directors (the “Board”), approved the amendment and restatement of the Company’s 2012 Long-Term Incentive Plan (the “Amended and Restated 2012 Incentive Plan”) to permit, among other things, the grant of performance-based awards, including both equity compensation awards and cash bonus payments that may not be subject to the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Amended and Restated 2012 Incentive Plan is described in further detail in the Company’s definitive proxy statement for the 2015 Annual Meeting filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 27, 2015 (the “Definitive Proxy Statement”), and the full text of the Amended and Restated 2012 Incentive Plan, attached as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference. The form of Incentive Stock Option Award Agreement, Non-Qualified Stock Option Award Agreement and Restricted Stock Award Agreement to be used in connection with awards made under the Amended and Restated 2012 Incentive Plan were previously filed as Exhibits 10.2, 10.3 and 10.4, respectively, to the Current Report on Form 8-K filed by the Company with the SEC on June 4, 2012.

Appointment of New Chief Financial Officer

The Company and its wholly-owned subsidiary, Pacific Premier Bank (the “Bank”), appointed E. Allen Nicholson as Executive Vice President and Chief Financial Officer of both the Company and the Bank effective June 22, 2015.  Mr. Nicholson will succeed Kent J. Smith, who served as Chief Financial Officer of both the Company and the Bank from September 2009 until his departure on May 22, 2015.

Mr. Nicholson, 48, started his career as a certified public accountant and auditor with Coopers & Lybrand LLP.  Mr. Nicholson subsequently served in various finance roles at Mellon Financial and its successor, BNY Mellon, in functional areas such as commercial banking, private banking, mortgage banking, wealth management, insurance services (life company, commercial agency, consumer agency) and brokerage services. Mr. Nicholson concluded his career at BNY Mellon as the Chief Financial Officer of  Mellon 1st Business Bank, which at the time had $3.5 billion in total assets, and as the Chief Financial Officer of BNY Mellon Wealth Management’s National Banking Business Line. In mid-2008, following the sale of Mellon 1st Business Bank to U.S. Bank Corp., Mr. Nicholson joined then two-year-old 1st Enterprise Bank as its Chief Financial Officer, which grew from $200 million in total assets as a de novo bank to an approximately $800 million institution when Mr. Nicholson departed in late 2014 in connection with its acquisition by CU Bancorp.  Mr. Nicholson most recently has served as Executive Vice President and Chief Financial Officer of Pacific Enterprise Bank. Mr. Nicholson received his bachelor’s degree in accounting from the University of Dayton and his MBA from Virginia Tech.

In connection with his appointment, Mr. Nicholson, the Company and the Bank entered into an employment agreement dated May 22, 2015.  Mr. Nicholson’s employment agreement has a term of one (1) year, and, on each annual anniversary date, the term automatically is extended for an additional one-year period, unless at least ninety (90) days prior to the end of the then-current term, Mr. Nicholson, on the one hand, or the Company or the Bank, on the other hand, gives written notice to the other party of their election not to extend the term. If such notice is given by either party, then Mr. Nicholson’s employment agreement will terminate at the conclusion of its remaining term.

Pursuant to his employment agreement, Mr. Nicholson will receive a minimum annual base salary of $275,000, which may be increased from time to time in such amounts as may be determined by the boards of directors of the Company and the Bank. In addition, Mr. Nicholson will be eligible for a discretionary performance bonus in accordance with the Company’s and the Bank’s executive compensation plan.  Mr. Nicholson also is entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of the Company and the Bank, to the extent commensurate with Mr. Nicholson’s then duties and responsibilities as fixed by the boards of directors of the Company and the Bank.

On and as of June 22, 2015, which is the effective date of his appointment, Mr. Nicholson will be awarded 10,000 restricted shares of the Company’s common stock, par value $0.01 per share (the “Restricted Shares”), which will be granted pursuant to the Amended and Restated 2012 Incentive Plan.  The Restricted Shares will vest one-third (1/3) on each of the first, second and third anniversaries of the effective date of Mr. Nicholson’s employment, if not forfeited earlier pursuant to the terms of the Amended and Restated 2012 Incentive Plan or the Restricted Stock Award Agreement evidencing the grant of the Restricted Shares to Mr. Nicholson.   The form of Restricted Stock Award Agreement evidencing the grant of the Restricted Shares to Mr. Nicholson was included as Exhibit 10.4 to the Current Report on Form 8-K filed by the Company with the SEC on June 4, 2012.

Pursuant to Mr. Nicholson’s employment agreement, the Company and the Bank have the right, at any time upon prior notice of termination, to terminate Mr. Nicholson’s employment for any reason, including, without limitation, termination for “Cause” or “Disability” (each as defined in Mr. Nicholson’s employment agreement), and Mr. Nicholson has the right, upon prior notice of termination, to terminate his employment with the Company and the Bank for any reason.

In the event that Mr. Nicholson’s employment is terminated (a) by the Company and the Bank for other than Cause, Disability, or Mr. Nicholson’s death or (b) by Mr. Nicholson for “Good Reason” (as defined in Mr. Nicholson’s employment agreement), and in each case such termination occurs within two (2) years following a “Change in Control” (as defined in Mr. Nicholson’s employment agreement), then Mr. Nicholson will be entitled to receive a lump sum cash severance amount equal to his base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of termination, less taxes and other required withholding.  In the event that Mr. Nicholson’s employment is terminated by the Company and the Bank for other than Cause, Disability, or Mr. Nicholson’s death and such termination does not occur in conjunction with a Change in Control or two (2) years after a Change in Control, then Mr. Nicholson will be entitled to receive a lump sum cash severance amount equal to his base salary as in effect immediately prior to the date of termination, less taxes and other required withholding.  In each case, Mr. Nicholson also will be entitled, for a period ending at the earlier of (i) the one-year anniversary of the date of termination or (ii) the date of his full-time employment by another employer, to continue to participate in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination, other than any stock option or other stock compensation plans or bonus plans of the Company and the Bank; provided, however, if his participation in any such plan, program or arrangement is barred, the Company and the Bank will cease such benefits.

If the payments and benefits to Mr. Nicholson upon termination would constitute a “parachute payment” under Section 280G of the Code, the payments and benefits payable by the Company and the Bank under Mr. Nicholson’s employment agreement will be reduced, in the manner determined by Mr. Nicholson, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Company and the Bank to Mr. Nicholson being non-deductible to the Company and the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.

In the event that Mr. Nicholson’s employment is terminated by the Company and the Bank for Cause, or Mr. Nicholson terminates his employment other than for Disability or Good Reason, Mr. Nicholson will have no right to compensation or other benefits for any period after the applicable date of termination or death other than for base salary accrued through the date of termination or death. In the event that Mr. Nicholson’s employment is terminated as a result of Disability or Mr. Nicholson’s death during the term of Mr. Nicholson’s employment agreement, Mr. Nicholson, or his estate in the event of his death, will receive the lesser of (i) his existing base salary as in effect as of the date of termination or death, less taxes and other required withholding or (ii) his base salary for the duration of the term of employment, less taxes and other required withholding.

Mr. Nicholson has agreed that during the term of his employment and after termination of his employment, he will not disclose to any other person or entity, other than in the regular course of business of the Company and the Bank, any “Confidential and Proprietary Information” (as defined in Mr. Nicholson’s employment agreement), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company and the Bank. Pursuant to the terms of Mr. Nicholson’s employment agreement, Mr. Nicholson has agreed that during the term of Mr. Nicholson’s employment agreement and for two (2) years after the date of termination he will not solicit for hire or encourage another person to solicit for hire a “Covered Employee” (as defined in Mr. Nicholson’s employment agreement).

The description of Mr. Nicholson’s employment agreement contained herein is not complete and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

At the 2015 Annual Meeting, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized shares of common stock from 25,000,000 to 50,000,000 shares.  A copy of the amendment to the Company’s Amended and Restated Certificate of Incorporation, which amendment became effective on May 27, 2015, is attached as Exhibit 3.1 to this Current Report on Form 8-K.

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Set forth below are the five proposals that were voted on at 2015 Annual Meeting and the stockholder votes on each such proposal, as certified by the 2015 Annual Meeting inspector of election.  The Company’s stockholders approved each of the five proposals, which are described in detail in the Definitive Proxy Statement.  Other than the five proposals set forth below and described in the Definitive Proxy Statement, no other item was submitted at the 2015 Annual Meeting for stockholder action.

On the record date for the 2015 Annual Meeting, there were 21,384,597 shares of Company common stock issued, outstanding and entitled to vote at the 2015 Annual Meeting.  Stockholders holding 18,656,255 shares of Company common stock were present at the 2015 Annual Meeting, in person or represented by proxy.

Proposal 1:  Each nominee for director, as listed in the Definitive Proxy Statement, was elected to serve a one-year term.  The votes were as follows:*

Nominee	Votes For	Votes Against/Withheld	Broker Non- Votes
Kenneth A. Boudreau	14,157,340	247,184	4,251,731
John J. Carona	13,511,088	893,436	4,251,731
Steven R. Gardner	14,147,750	256,774	4,251,731
Joseph L. Garrett	14,169,717	234,807	4,251,731
John D. Goddard	14,144,873	259,651	4,251,731
Jeff C. Jones	14,210,597	193,927	4,251,731
Michael L. McKennon	14,110,493	294,031	4,251,731

Proposal 2:  The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis, having received the following votes:**

For	Against	Abstain	Broker Non-Votes
13,932,629	443,831	28,064	4,251,731

Proposal 3:  To amend the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized shares of common stock from 25,000,000 to 50,000,000 shares:***

For	Against	Abstain	Broker Non-Votes
17,082,351	1,556,611	17,288	0

Proposal 4:  To amend and restate the Company’s 2012 Long-Term Incentive Plan to permit, among other things, the grant of performance-based awards, including both equity compensation awards and cash bonus payments that may not be subject to the deduction limitations of  Section 162(m) of the Code:**

For	Against	Abstain	Broker Non-Votes
13,794,331	590,781	19,412	4,251,731

Proposal 5:  The appointment of Vavrinek, Trine, Day, & Co., LLP as independent auditors of the Company for the fiscal year ending December 31, 2015 was ratified, having received the following votes:**

For	Against	Abstain	Broker Non-Votes
18,395,042	244,850	16,361	0

* The seven (7) director nominees who received the greatest number of votes cast for director nominees were elected. Withheld votes were not counted either “for” or “against” the nominee. Abstentions were not counted in the election of directors and did not affect the outcome.  The election of directors is considered a “non-routine” item upon which brokerage firms are not permitted to vote in their discretion on behalf of their clients if such clients did not furnished voting instructions. Therefore, broker “non-votes” were not considered in determining whether a nominee received the affirmative vote of a plurality of the shares.

** The affirmative vote of holders of at least the majority of the shares for which votes were cast at the 2015 Annual Meeting was required to approve this proposal.  Abstentions and broker non-votes were not counted as votes cast and, therefore, did not affect this proposal.

*** The affirmative vote of holders of at least the majority of the shares outstanding for which votes were cast at the 2015 Annual Meeting was required to approve this proposal.  Abstentions and broker non-votes were not counted as votes cast and, therefore, did not affect this proposal.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On May 28, 2015, the Company issued a press release announcing that that Mr. Nicholson has been appointed Executive Vice President and Chief Financial Officer of the Company and the Bank.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

3.1	Amendment to Amended and Restated Certificate of Incorporation
10.1	Pacific Premier Bancorp, Inc. Amended and Restated 2012 Long-Term Incentive Plan
10.2	Employment Agreement by and between E. Allen Nicholson, Pacific Premier Bancorp, Inc. and Pacific Premier Bank, dated May 22, 2015
99.1	Press Release dated May 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	May 28, 2015	By:	/s/ STEVE GARDNER
Steve Gardner
President and Chief Executive Officer